EXHIBIT 3.1


                                    DELAWARE           PAGE 1
                                ---------------
                                THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "U.S. TELESIS HOLDINGS, INC.", CHANGING ITS NAME FROM "U.S. TELESIS HOLDINGS, INC." TO "CATCHER HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2005, AT 10:44 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                      /s/ Harriet Smith Windsor
2784920 8100                          -----------------------------------------
                                      Harriet Smith Windsor, Secretary of State
050523198               [SEAL]          AUTHENTICATION: 3972747

                                                  DATE: 06-23-05

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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           U.S. TELESIS HOLDINGS, INC.

            U.S. Telesis Holdings, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      1. The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is August 26, 1997.

      2. The Board of Directors on May 2, 2005 duly adopted resolutions setting forth a proposed amended and restated certificate of incorporation of the Corporation, declaring said amendment and restatement to be advisable and calling for it to be submitted to the stockholders of the Corporation for consideration thereof and that thereafter, pursuant to such resolutions of the Board of Directors, the stockholders adopted such amended and restated articles of incorporation.

      3. The certificate of incorporation shall be amended and restated in its entirety as follows:

            FIRST:      The name of the Corporation is Catcher Holdings, Inc.

            SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400 Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

            THIRD:      The  purpose  of the  Corporation  is to  engage  in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Fifty One Million (51,000,000) shares of which Fifty Million (50,000,000) shares shall be common stock, par value $.001 per share (the "COMMON STOCK"), and One Million (1,000,000) shares shall be preferred stock, par value $.001 per share (the "PREFERRED STOCK").

Effective as of May 15, 2005 (the "Effective Time"), all shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") and all shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time ("Old Series A Preferred Stock") shall hereby be combined and reclassified (the "Reverse Split") without any action on the part of the holder thereof, as follows: every 7.2 shares of Old Common Stock shall be combined and reclassified as one share of issued and outstanding Common Stock ("New Common Stock") and every 7.2 shares of Old Series A Preferred Stock shall be combined and reclassified as one share of issued and outstanding Preferred Stock ("New Series A Preferred Stock"). The Corporation shall not issue fractional

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shares on account of the Reverse Stock Split.  Any  fractional  share  resulting from such change will be rounded upward to the next higher whole share of New Common Stock or New Series A Preferred Stock.

Each holder of Old Common Stock and Old Series A Preferred Stock shall be entitled to receive a certificate representing the number of whole shares of New Common Stock or New Series A Preferred Stock into which such Old Common Stock and Old Series A Preferred Stock is reclassified.

            The designations, powers, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Preferred Stock, and other series of Preferred Stock, and the Common Stock are as follows:

                            SERIES A PREFERRED STOCK
                            ------------------------

      1.    DIVIDENDS AND LIQUIDATION.

            The holders of Series A Preferred Stock shall have the same rights as the holders of Common Stock with respect to dividends and upon liquidation dissolution, or winding up of the affairs of the Corporation.

      2.    VOTING RIGHTS.

      a. In addition to the rights provided by law or in the Corporation's By-laws, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to
Section 3 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. The holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as if one class.

      b. In addition to the other rights specified in this Section 2, until the conversion of the Founder's Share after the Conversion Date into one share of Common Stock, the holders of a majority of the shares of Series A Preferred Stock outstanding, voting separately as one class, shall at all times have the special and exclusive right to elect one director of the Board; provided that, should the By-Laws of the Corporation require or permit more than 5 directors, the majority of the shares of Series A Preferred Stock outstanding shall have the right to elect one director for each group of 5 seats on the Board or fraction thereof over the 5 seats the Board had immediately after the Conversion Date. In any election of directors by the Series A Preferred Stock pursuant to this Section 2(b), each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this
Section 2(b). The special and exclusive voting rights of the holders of Series A Preferred Stock contained in this Section 2(b) may be exercised either at a special meeting of the holders of Series A Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected pursuant to this Section 2(b) shall serve for terms extending from the date of their election and qualification until their successors shall have been elected and qualified. If at any time any directorship to be filled

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


by the holders of Series A Preferred Stock pursuant to this Section 2(b) has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on him or her, then any holder of Series A Preferred Stock may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation relating to Series A Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of electing directors as provided in this Section 2(b), the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the voting power of the Series A Preferred Stock then outstanding shall be required to constitute a quorum of the Series A Preferred Stock for such election. A vacancy in the directorships to be elected by the holders of Series A Preferred Stock pursuant to this Section 2(b) may be filled only by vote or written consent in lieu of a meeting of the holders of at least a majority of the voting power of the Series A Preferred Stock.

            3.    CONVERSION INTO COMMON STOCK.

            a. Upon the terms set forth in this Section 3, each holder of each share of Series A Preferred Stock shall have the right, at such holder's option, at any time after the effective date of the reverse stock split and from time to time thereafter, to convert such preferred share into fully paid and nonassessable shares of Common Stock, subject to adjustment as outlined below.

            Each share of Series "A" Preferred Stock is convertible into 8 shares of the Company's common stock. In the event the Company shall, at any time prior to the expiration of this conversion and prior to the exercise thereof: (i) declare or pay to the holders of the common stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its common stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or
(iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; then, upon subsequent exercise of this conversion, the holder thereof shall receive, in addition to or in substitution for the shares of common stock to which he would otherwise be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation or merger or transfer, which he would have been entitled to receive had he exercised this conversion prior to the happening of any of the foregoing events.

            The holder of any shares of Series A Preferred Stock may exercise the conversion right pursuant to this Section 3(a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the Conversion Date.

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


            b. Upon the terms set forth in this Section 3, each share of Series A Preferred Stock issued prior to May 15, 2005, shall automatically be converted to fully paid and non-assessable common shares of the Corporation pursuant to the terms of the Acquisition, except for the Founder's Share which shall be automatically converted on the occurrence of the earlier of (x) the third anniversary of the Conversion Date or (y) the date on which the Founder holds less than 5% of the issued and outstanding shares of Common Stock.

            c. As promptly as practicable after the conversion of any shares of Series A Preferred Stock into Common Stock under Section 3(a) or (b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 3(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the rights of the holder of the shares of Series A Preferred Stock so converted shall cease on such Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

            d. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of such Series A Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of i) the price of one share of Common Stock as determined in good faith by the Board and ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

            4.     DEFINITIONS.

            As used herein, the following terms shall have the following meanings:

            (i) "ACQUISITION" shall mean the acquisition of all of the capital stock of Catcher, Inc. by the Corporation pursuant to that certain Stock Purchase Agreement dated May, 2005.

            (ii)   "BOARD" shall mean the Board of Directors of the Corporation.

            (iii) "CONVERSION DATE" shall mean the earlier of the date when such delivery for conversion is made as set forth in Section 3(a), or upon the effective date of the Reverse Stock Split, if applicable.

            (iv)   "FOUNDER" shall mean Mr. Ira J. Tabankin.

            (v) "FOUNDER'S SHARE" shall mean one share of Series A Preferred Stock issued to and designed as such by the Founder.

            (vi) "REVERSE STOCK SPLIT" shall mean the reverse stock split of Common Stock as approved by the stockholders in connection with the Acquisition.

                                       4
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            5.     NOTICE.

            Any notice required to be given to the holders of Series A Preferred Stock shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully paid, and addressed to the holder of record at the address of record of the holder. Any notice to the Corporation shall be in writing and shall be deemed to have been given only upon actual receipt thereof.

                         OTHER SERIES OF PREFERRED STOCK
                         -------------------------------

            1.     GENERAL AUTHORITY.

            Other series of Preferred Stock may be issued from time to time by the Board as shares of one or more series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting stock of the Corporation voting as one class. Subject to the limitations set forth herein and any limitations prescribed by law, the Board is expressly authorized, prior to issuance of any series of Preferred Stock other than Series A Preferred Stock, to fix by resolution or resolutions providing for the issue of any series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and the designation, relative powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series other than Series A Preferred Stock. Pursuant to the foregoing general authority vested in the Board, but not in limitation of the powers conferred on the Board thereby and by the General Corporation Law of the State of Delaware, the Board is expressly authorized to determine with respect to each series of Preferred Stock other than Series A Preferred Stock:

            (i) The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board, but not below the number of shares of such series then outstanding, or may be increased by the Board unless otherwise provided in creating such series) constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Five Hundred Thousand (500,000);

            (ii) the rate or amount and times at which, and the preference and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

            (iii) The rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

            (iv) The full or limited voting right, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

            (v) The times, terms, and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions, and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

            (vi) The rights, if any, of holders of shares of such series or of the Corporation to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms, and conditions applicable to such conversion or exchange;

            (vii) The limitation, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, common stock or any other class or shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

            (viii) The conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

            (ix) The obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

            (x)    The  rights  of the  shares  of such  series  in the event of
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation; and

            (xi) Any other relative powers, preferences, and participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of shares of such series, in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended, or the General Corporation Law of the State of Delaware as then in effect. All series of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board and all shares of each series of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board.

            2.     DIVIDEND, VOTING, LIQUIDATION.

            Subject to all of the rights of the Preferred Stock and except as may be expressly provided with respect to the Series A Preferred Stock herein, by law or by the Board pursuant to this Article Fourth:

            (i) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

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


            (ii) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

            (iii) upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                  COMMON STOCK
                                  ------------

            Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets legally available therefor and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of the holders of the Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation as provided in a certificate of designation filed with the Delaware Secretary of State.

            FIFTH:      The Corporation is to have perpetual existence.

            SIXTH:      ADDITIONAL  POWERS OF BOARD OF  DIRECTORS.  The Board of
Directors shall have power, without stockholder action, to make bylaws for the Corporation and to amend, alter, or repeal any bylaws.

            The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and perform all such acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this certificate of incorporation and of the bylaws of the Corporation.

            SEVENTH:    VOTING BY BALLOT.  Elections of Directors need not be by
ballot unless the bylaws of the Corporation provide otherwise.

            EIGHTH: LIMITED LIABILITY OF DIRECTORS. Except for monetary damages from: (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any act for which liability is imposed pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit, and except as otherwise provided or as hereafter may be provided by the Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

            NINTH:      From  time  to  time  any  of  the  provisions  of  this
certificate of incorporation may be amended, altered, or repealed, and the provisions authorized by the laws of

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


the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

            IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 15th day of May, 2005.

                                             U.S. Telesis Holdings, Inc.

                                             By: /s/ Charles Sander
                                                 ------------------------
                                                 Name:  Charles Sander
                                                 Title: President and CEO